Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 033-54837 on Form N-1A of our reports each dated February 12, 2010, relating to the financial statements and financial highlights of Variable Insurance Products Fund III, including VIP Dynamic Capital Appreciation Portfolio, VIP Growth & Income Portfolio, VIP Growth Opportunities Portfolio, and VIP Growth Strategies Portfolio (formerly VIP Aggressive Growth Portfolio), of our report dated February 16, 2010 for VIP Balanced Portfolio, and of our report dated February 18, 2010 for VIP Value Strategies Portfolio, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund III for the year ended December 31, 2009, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 15, 2010